Exhibit 99.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1 dated as of December 31, 2004 (this “Amendment”) to the ASSET PURCHASE AGREEMENT dated as of December 6, 2004 (the “Purchase Agreement”) by and among TUG Manufacturing Corp., a Delaware corporation f/k/a Tug Acquisition Corp. (“Buyer”), and Stewart & Stevenson Services, Inc., a Texas corporation (“Parent”), and S&S Tug Service Centers, Inc., a Delaware corporation (“S&S Tug”, and together with Parent, the “Sellers” and each, a “Seller”).

RECITALS

WHEREAS, Buyer and Sellers wish to amend the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Capitalized terms used in this Amendment but not defined in this Amendment shall have the same meaning given to them in the Purchase Agreement.

2.             The definition of “Initial Working Capital” in Section 1.1 of the Purchase Agreement is hereby amended to replace “$45,000,000” with $48,000,000”.

3.             The definition of “Promissory Note” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

4.             The definition of “Senior Lenders” in Section 1.1 of the Purchase Agreement is hereby amended to replace “7.7” with “4.4”.

5.             Section 2.3 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“The consideration for the Assets (the “Purchase Price”) will be (i) sixty million dollars ($60,000,000), (ii) plus or minus the Adjustment Amount, (iii) plus the assumption of the Assumed Liabilities.  In accordance with Section 2.9(b), at the Closing, the Purchase Price, prior to adjustment on account of the Adjustment Amount, shall be delivered by Buyer to Sellers as follows: (i) $60,000,000, minus the amount of the earnest money previously deposited with Parent pursuant to Section 2.12(a) together with interest thereon determined using the rate set forth in Section 2.12(d), by wire transfer of immediately available funds and (ii) the balance of the Purchase Price by the execution and delivery of the Bill of Sale and Assignment and Assumption Agreement.  The Adjustment Amount shall

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be paid in accordance with Section 2.10.”

6.             Exhibit 2.7 of the Purchase Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

7.             Section 2.9(b)(ii) of the Purchase Agreement is hereby amended in its entirety to read as follows:

“An instruction letter executed by Buyer in a form reasonably acceptable to Sellers instructing Sellers where to transfer all amounts payable to Buyer under this Agreement or any of the other Transaction Agreements, including any amounts received and segregated by Sellers pursuant to Section 10.6;”

8.             Exhibit 2.9(b)(ii) of the Purchase Agreement is hereby deleted in its entirety.

9.             Section 2.10 of the Purchase Agreement is hereby amended to add the following sentence at the end of such section:

“To the extent any or all of the Adjustment Amount is not paid when due in accordance with this Section 2.10, interest shall accrue on such unpaid amount using the rate set forth in Section 2.12(d).”

10.           Section 2.12(a) of the Purchase Agreement is hereby amended to replace “one million dollars ($1,000,000)” with “two million dollars ($2,000,000)”.

11.           The second sentence of Section 3.14 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“For purposes of this Section 3.14, in no event shall any of the following constitute a “material adverse change” in the operations, Assets or financial condition of the Business: (i) any change resulting from conditions generally affecting the industry in which Sellers operate or from changes in general business or economic conditions, including the escalation of fuel costs or other economic conditions in the airline industry, (ii) any change resulting from the results of operation or prospects of the Business, (iii) any change resulting from the announcement or pendency of any of the Contemplated Transactions, and (iv) any change resulting from compliance by Sellers with the terms of any covenant required to be performed prior to the Effective Time.”

12.           Section 4.4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“As of January 29, 2005, Buyer will have received and provided to Sellers (i) a binding commitment letter in customary form dated on or before such date from Buyer’s senior secured lenders (the “Senior Lenders”), pursuant to which the Senior Lenders have committed to provide to Buyer senior secured debt financing, and (ii) binding commitments evidenced by subscription agreements in customary form dated on or before such date, pursuant to which Persons have committed to provide to Buyer equity and subordinated debt financing, which debt and equity financings in the aggregate will cause Buyer to be sufficiently capitalized and have sufficient funds available on hand and under existing, committed financing facilities on or before January 31, 2005 to (a) pay the cash portion of the Purchase Price, (b)  fund the working capital requirements of the Buyer and the Business after the Closing and (c) timely perform, discharge and otherwise satisfy when due any and all Assumed Liabilities and its obligations under this Agreement.”

13.           Buyer and Sellers agree that no filing under the HSR Act is required by Section 5.1 of the Purchase Agreement.  Buyer hereby waives the receipt of the Consent listed as item 1 in Exhibit 7.1 to the Purchase Agreement as a condition to Closing.  Sellers hereby waive the receipt of the Consent listed as item 1 in Exhibit 8.1 to the Purchase Agreement as a condition to Closing.

14.           Section 7.7 of the Purchase Agreement is hereby deleted in its entirety.

15.           Section 8.1 of the Purchase Agreement is hereby amended to replace “Sections 8.2, 8.4, 8.5 and 8.7” with “Sections 8.2, 8.4 and 8.5”.

16.           Section 8.7 of the Purchase Agreement is hereby deleted in its entirety.

17.           At Closing, Buyer and Sellers will execute and deliver an Agreement, Acknowledgment and Consent to Assignment of Acquisition Agreements substantially in the form attached hereto as Exhibit B; provided, that such document shall not be effective unless and until it is executed and delivered by GMAC Commercial Finance LLC (“GMAC CF”).

18.           In advance of the Closing, but no later than Wednesday, January 26, 2005, Sellers shall provide Buyer a detailed report setting forth the results of a complete itemized physical count of the inventory that comprise part of the Assets at the Marietta and Kennesaw facilities, which count shall be current as of the close of the second business day prior to the delivery date of the report.  Without limiting the provisions of the preceding sentence, Sellers shall use their Commercially Reasonable Efforts to provide such report on or before Wednesday, January, 12, 2005.  Buyer and GMAC CF shall have the right to observe such physical inventory count to the extent they reasonably deem appropriate.

19.           In the event that Buyer elects to form any additional entity or entities to own any “Airport Shop” used in the Business, the parties shall prepare, execute and deliver at Closing such documentation as may be necessary to evidence the transfer of Assets associated with such Airport Shops from Sellers or any of their Affiliates directly to such entity or entities, including additional agreements substantially in the form of the Bill of Sale and Assignment and Assumption Agreement.  Notwithstanding the foregoing, the receipt of Consents related to the assignment of any Airport Shop lease shall not be a condition to the Buyer’s obligation to purchase the Assets and take the other actions required to be taken by Buyer at the Closing.

20.           Sellers shall execute and deliver to Buyer, and shall diligently pursue (at no out-of-pocket to Sellers) execution and delivery thereof by the appropriate banks, such documents, including pledged account agreements in form and substance reasonably satisfactory to Buyer, as may be reasonably necessary to evidence the pledge to Buyer of the two bank accounts of Sellers that are identified on Exhibit C and in which payments are received by the Sellers under Government Contracts.  Sellers hereby represent and warrant that Exhibit C contains that true and correct name and account numbers of the only bank accounts for the Business that Sellers will retain after Closing.  The foregoing representation and warranty shall not be subject to the limitations in Section 11.4 of the Purchase Agreement.

21.           Section 10.10 of the Purchase Agreement is hereby deleted in its entirety.

22.           As of the date hereof, Buyer does not have Knowledge of any breach of a representation or warranty by any Seller in any of the Acquisition Agreements; provided, however, that in the event of a Dispute, this sentence is not intended to impose any burden of proof on Buyer to show that it had no Knowledge of such breach prior to such date in order to obtain any indemnification recovery.

23.           Except as set forth in this Amendment, the Purchase Agreement remains unmodified and in full force and effect.

24.           Each party represents that such party has full corporate power and authority to enter into this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

25.           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26.           This Amendment will be governed by and construed under, and any Dispute determined in accordance with, the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

27.           Any Dispute arising out of this Amendment shall be resolved in accordance with Section 13.4 of the Purchase Agreement.

(Signatures on the Following Page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TUG MANUFACTURING CORP.

By	/s/ Charles M. Moore
Charles M. Moore
Secretary and Treasurer

STEWART & STEVENSON SERVICES, INC.

By	/s/ John B. Simmons
John B. Simmons
Vice President, Chief Financial Officer and Treasurer

S&S TUG SERVICE CENTERS, INC.

By	/s/ John B. Simmons
John B. Simmons
President and Treasurer